UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 17, 2022
Date of Report (Date of earliest event reported)
______________________________
New Relic, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
188 Spear Street, Suite 1000
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(650) 777-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05     Costs Associated with Exit or Disposal Activities.

On August 17, 2022, the Board of Directors of New Relic, Inc. (the “Company”) committed to a restructuring plan to realign its cost structure with its business needs as the Company moves to focus its resources on top priorities. In connection with the restructuring plan, the Company will be reducing its workforce by approximately 90 employees in the United States, and up to 20 internationally. The Company expects to incur aggregate charges of approximately $8.3 to $9.3 million for employee terminations and other costs associated with the restructuring plan. The Company expects that most of these charges will be cash expenditures and that it will recognize the majority of these restructuring costs in the second quarter of fiscal 2023.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On August 17, 2022, the Company held its 2022 annual meeting of stockholders (the “Annual Meeting”) via a live audio webcast. At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s proxy statement. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1. Stockholders elected each of the seven nominees for directors. The newly elected directors will serve until the Company’s 2023 annual meeting of stockholders or until his or her respective successor has been duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Hope Cochran	48,602,952	1,738,924	3,164,315
Anne DelSanto	41,864,225	8,477,651	3,164,315
Susan D. Arthur	50,215,201	126,675	3,164,315
Phalachandra Bhat	50,215,915	125,961	3,164,315
Caroline Watteeuw Carlisle	48,389,204	1,952,672	3,164,315
Kevin Galligan	50,213,196	128,680	3,164,315
William Staples	48,617,746	1,724,130	3,164,315

Proposal 2. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth in in the proxy statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,071,123	2,254,913	15,840	3,164,315

Proposal 3. Stockholders indicated, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. The voting results were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
50,147,077	13,095	125,027	56,677	3,164,315

Based on the voting results on Proposal 3 and its consideration of the appropriate voting frequency for the Company at this time, the Board determined that the Company shall hold an advisory vote on the compensation of the Company’s named executive officers every year, until the next advisory vote on the frequency of stockholder votes on executive compensation, which is required to occur no later than the Company’s annual meeting of stockholders in 2028.

Proposal 4. Stockholders ratified the selection by the Audit Committee of the Board of Directors of the Company of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023. The voting results were as follows:

Votes For	Votes Against	Abstentions
53,387,567	111,958	6,666

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: August 18, 2022	By:	/s/ David Barter
David Barter Chief Financial Officer